UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
(a) The Annual Meeting of Stockholders of ABM Industries Incorporated was held on March 8, 2011.
(b)	The following directors were elected by a vote of stockholders, each to serve for a term ending at the Annual Meeting of Stockholders in the year 2014: Dan T. Bane, Anthony G. Fernandes, and Maryellen C. Herringer.
The following directors remained in office: Linda Chavez, J. Philip Ferguson, Luke S. Helms, Henry L. Kotkins, Jr., Henrik C. Slipsager, and William W. Steele.
The following matters were voted upon at the meeting:
(1) Proposal 1-Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Dan T. Bane	40,938,488	202,740	7,592,296
Anthony G. Fernandes	41,038,942	102,286	7,592,296
Maryellen C. Herringer	40,528,129	613,099	7,592,296
(2)	Proposal 2- Ratification of KPMG LLP as Independent Registered Public Accounting Firm

For	Against	Abstentions
48,145,987	568,087	19,450
(3) Proposal 3- Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
39,830,432	468,166	842,630	7,592,296
(4) Proposal 4- Advisory Vote on Frequency of Advisory Vote on Executive Compensation

1 year	2 years	3 years	Abstain	Broker Non-Votes
29,075,874	376,757	10,837,337	851,260	7,592,296

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 10, 2011

By: /s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and
General Counsel